                                                                  EXHIBIT 2 (a)










                          AGREEMENT AND PLAN OF MERGER


                             DATED JANUARY 21, 1999
                    AND AMENDED AND RESTATED FEBRUARY 4, 1999


                                      AMONG


                                TRANSMATION, INC.


                              MM ACQUISITION CORP.


                                       AND


                                METERMASTER INC.
                         AND CERTAIN OF ITS SHAREHOLDERS

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS.............................................................  1
         1.1      Certain Definitions...............................................  1
         1.2      Accounting Terms..................................................  5
         1.3      Other Definitional Provisions.....................................  5
         1.4      Schedules and Other Instruments...................................  5

ARTICLE 2.  MERGER CONSIDERATION....................................................  5
         2.1      Merger Consideration..............................................  5
         2.2      Estimated Payment at Closing......................................  5
         2.3      Post-Closing Determination........................................  6

ARTICLE 3.  THE MERGER AND ITS EFFECT...............................................  8
         3.1      Closing...........................................................  8
         3.2      Effective Time of the Merger......................................  8
         3.3      Effects of the Merger.............................................  9
         3.4      Effect of Merger on Capital Stock.................................  9
         3.5      Conditions on Rights to Merger Consideration...................... 11

ARTICLE 4.  METERMASTER'S REPRESENTATIONS AND WARRANTIES............................ 11
         4.1      Organization, Standing and Power.................................. 11
         4.2      Capital Structure................................................. 11
         4.3      Authority; Binding Obligations.................................... 12
         4.4      No Conflict....................................................... 12
         4.5      Financial Statements.............................................. 12
         4.6      No Undisclosed Liabilities........................................ 13
         4.7      Absence of Certain Changes........................................ 13
         4.8      Title to Assets, Etc.............................................. 14
         4.9      Compliance with Legal Requirements................................ 14
         4.10     Tangible Property................................................. 14
         4.11     Inventories....................................................... 15
         4.12     Accounts Receivable............................................... 15
         4.13     Intellectual Property............................................. 15
         4.14     Contracts and Backlog............................................. 16
         4.15     Legal Proceedings, Etc............................................ 16
         4.16     Employment Matters................................................ 17
         4.17     Employee Plans.................................................... 18
         4.18     Environmental Matters............................................. 20
         4.19     Taxes............................................................. 21
         4.20     Related Party Transactions........................................ 21
         4.21     Product and Service Warranties.................................... 21
         4.22     Other Assets...................................................... 22
         4.23     Metermaster Indebtedness.......................................... 22
         4.24     [Intentionally Omitted]........................................... 22
         4.25     Engineered Systems Division....................................... 22

                                       (i)

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
         4.26     Vote Required..................................................... 22
         4.27     Brokers' and Finders' Fees........................................ 22
         4.28     Certain Due Diligence Matters..................................... 22
         4.29     Material Misstatements or Omissions............................... 23

ARTICLE 5.  TRANSMATION'S REPRESENTATIONS AND WARRANTIES............................ 23
         5.1      Organization, Standing and Power.................................. 23
         5.2      Authority; Binding Obligations.................................... 23
         5.3      No Conflict....................................................... 23
         5.4      Legal Proceedings, Etc............................................ 23
         5.5      Brokers and Finders............................................... 24
         5.6      Material Misstatements or Omissions............................... 24

ARTICLE 6.  METERMASTER'S COVENANTS................................................. 24
         6.1      Ordinary Course................................................... 24
         6.2      Dividends; Changes in Stock....................................... 25
         6.3      Issuance of Securities............................................ 25
         6.4      Governing Documents............................................... 25
         6.5      Spin-Off.......................................................... 26
         6.6      Termination or Assignment of Certain Contracts.................... 26
         6.7      Certain Employee-Related Matters.................................. 26
         6.8      Advice of Changes................................................. 26
         6.9      Access............................................................ 27
         6.10     Exclusivity....................................................... 27
         6.11     Shareholders' Approval............................................ 27
         6.12     Notices to and Consents of Third Parties.......................... 27

ARTICLE 7.  PARTY SHAREHOLDERS' COVENANTS........................................... 28
         7.1      Voting on the Merger.............................................. 28
         7.2      Current Financial Statements; Auditors' Consents.................. 28
         7.3      Non-Disclosure.................................................... 28
         7.4      Non-Competition................................................... 28

ARTICLE 8.  TRANSMATION'S COVENANTS................................................. 29
         8.1      Notices to and Consents of Third Parties.......................... 29
         8.2      Due Diligence..................................................... 29

ARTICLE 9.  INDEMNIFICATION......................................................... 29
         9.1      Indemnification................................................... 29
         9.2      Indemnification Procedure......................................... 30

ARTICLE 10.  CONDITIONS TO PARTIES' OBLIGATIONS..................................... 30
         10.1     Conditions to Transmation's Obligations........................... 30
         10.2     Conditions to Metermaster's Obligations........................... 34


                                      (ii)

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
ARTICLE 11.  TERMINATION............................................................ 36
         11.1     Termination....................................................... 36

ARTICLE 12.  FURTHER COVENANTS...................................................... 37
         12.1     Taxes on Transaction.............................................. 37
         12.2     Expenses of the Parties........................................... 37
         12.3     Confidentiality................................................... 37
         12.4     Further Assurances................................................ 37
         12.5     Post-Closing Access to Information................................ 38

ARTICLE 13.  IN GENERAL............................................................. 38
         13.1     Survival of Representations, Warranties and Covenants............. 38
         13.2     Amendment and Waiver.............................................. 38
         13.3     Assignment........................................................ 38
         13.4     Notices, Etc...................................................... 38
         13.5     Inferences........................................................ 39
         13.6     Binding Effect.................................................... 39
         13.7     Governing Law..................................................... 39
         13.8     Effect of Agreement............................................... 40
         13.9     Headings; Counterparts............................................ 40

TABLE OF EXHIBITS AND SCHEDULES..................................................... 42

INDEX OF DEFINED TERMS.............................................................. 43


                                      (iii)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated January 21, 1999 and amended and restated February 4, 1999, is made by and among TRANSMATION, INC., an Ohio corporation ("TRANSMATION"), MM ACQUISITION CORP., a New York corporation and wholly-owned subsidiary of Transmation ("SUB"), METERMASTER INC., a Georgia corporation ("METERMASTER"), and STUART W. JONES ("JONES"), WILLIAM L. HOOPER, JOHN W. MELLON ("MELLON") and WALTER R. YOUNG, JR., being certain of the holders of the outstanding capital stock of Metermaster (collectively, the "PARTY SHAREHOLDERS").

         WHEREAS, the respective Boards of Directors of Transmation, Sub and Metermaster, and Transmation acting as the sole shareholder of Sub, have approved the merger, pursuant and subject to the terms and conditions of this Agreement, of Sub with and into Metermaster (the "MERGER"), whereby all of the issued and outstanding shares of the Common Stock, par value $1.00 per share, of Metermaster (the "COMMON STOCK"), all of the issued and outstanding shares of the Preferred Series I Eight (8%) Percent Cumulative Convertible Voting Preferred Stock, par value $100.00 per share, of Metermaster (the "SERIES I PREFERRED STOCK"), and all of the issued and outstanding shares of the Preferred Series II Eight (8%) Percent Cumulative Convertible Voting Preferred Stock, par value $100.00 per share, of Metermaster (the "SERIES II PREFERRED STOCK" and together with the Series I Preferred Stock, the PREFERRED STOCK") (the Common Stock and the Preferred Stock being collectively referred to herein as the "METERMASTER STOCK") will be converted into the right to receive the Merger Consideration as hereinafter provided; and the parties each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Merger on the terms and conditions herein provided and further agree as follows:


ARTICLE 1.  DEFINITIONS

         1.1 CERTAIN DEFINITIONS. In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

         "ACCOUNTS RECEIVABLE" means accounts receivable, trade receivables and notes receivable, all as defined and determined in accordance with GAAP.

         "AFFILIATE" means, with respect to any party, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

         "AGREEMENT" means this Agreement and Plan of Merger, together with all Exhibits and Schedules hereto.

         "AUDITORS" means BDO Seidman, LLP, the independent certified public accountants regularly engaged by Metermaster.

         "CLOSING" means the consummation of the Merger.

         "CLOSING BALANCE SHEET" means the audited balance sheet of Metermaster as of the Closing Date, prepared, audited and finally determined as provided by Sections 2.3(a) and 2.3(b) and annexed hereto as SCHEDULE 2.3 subsequent to the Closing Date.

         "CODE" means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder.

         "CONSTITUENT CORPORATIONS" means Sub and Metermaster, as the constituent corporations of the Merger.

         "CONTRACTS" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments of lease and rights, guarantees, licenses, franchises, permits, purchase orders, arrangements, transactions, commitments, undertakings and understandings of every kind, written or oral.

         "CURRENT FINANCIAL STATEMENTS" means the audited balance sheet of Metermaster as at December 31, 1998, and the related statements of income and cash flows for the fiscal year then ended, certified by Auditors, and the notes and schedules thereto.

         "DISSENTER" means a Record Holder who dissents from the Merger and exercises dissenters' rights in accordance with all of the applicable provisions of article 13 of the GBCC.

         "ENCUMBRANCES" means and includes: (a) all interests securing obligations owed to any Person, whether based on or arising from Legal Requirement or Contract, including those arising from liens, pledges, consignments or bailments; (b) all reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, charges, claims, leases and other similar title exceptions and encumbrances; (c) all liens of any Taxing authority; (d) all landlords', mechanics', materialmen's, warehousemen's, carriers' and similar liens; and (e) all judgments and other burdens and charges of every kind.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations promulgated thereunder.

         "ESCROW ACCOUNTS" means, collectively, the Lease Escrow Account, the Long-Term Escrow Account and the Short-Term Escrow Account.

         "ESCROW AGREEMENT" means the escrow agreement executed by Transmation, the Party Shareholders and KeyBank National Association, as escrow agent (the "ESCROW AGENT"), on or before the Closing Date, substantially in the form annexed hereto as Exhibit A.

         "GAAP" means, at any time, generally accepted accounting principles, methods and practices (a) then set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other entity as may then be

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approved by a significant segment of the accounting profession, which are (b)
consistently maintained and applied throughout the periods referenced.

         "GBCC" means the Georgia Business Corporation Code.

         "GOVERNMENTAL ENTITY" means any federal, state or local court, legislative body, governmental or quasi-governmental body, municipality, political subdivision, department, commission, board, bureau, department, administration, council, agency, authority or other instrumentality.

         "HISTORICAL FINANCIAL STATEMENTS" means the audited balance sheets of Metermaster as at December 31, 1997 and 1996, and the related statements of income and cash flows for the fiscal years then ended, certified by Auditors, and the notes and schedules thereto, copies of all of which comprise SCHEDULE 4.5(A).

         "INTELLECTUAL PROPERTY" means software, hardware, firmware, Internet, Intranet and World Wide Web content and domain names and associated HTML and other code, plug-ins and scripting, patents, applications for patents, copyrights, licenses, assumed names, trade names, trademark and/or service mark registrations and applications therefor, trademarks, service marks, procedures, instructions, inventions, trade secrets, know-how, designs, specifications, prints, tooling, molds, templates, operating data, customer lists, vendor lists, parts lists and all other proprietary information.

         "INVENTORIES" means all inventories of Metermaster used in the operation of or associated with Metermaster's business.

         "IRS" means the United States Internal Revenue Service.

         "LEASE ESCROW ACCOUNT" means the account so named created pursuant to the Escrow Agreement, as more fully defined therein. All references herein to actions taken with respect to the Lease Escrow Account mean actions taken in accordance with the provisions of the Escrow Agreement.

         "LEGAL REQUIREMENTS" means, collectively, all laws, statutes, rulings, rules, regulations, codes, judgments, orders, decrees, awards, injunctions, writs, requirements, permits, certificates and ordinances of any Governmental Entity, as in effect from time to time.

         "LONG-TERM ESCROW ACCOUNT" means the account so named created pursuant to the Escrow Agreement, as more fully defined therein. All references herein to actions taken with respect to the Long-Term Escrow Account mean actions taken in accordance with the provisions of the Escrow Agreement.

         "LOSSES" means any and all losses, liabilities, claims, demands, actions, suits, proceedings, audits, judgments, obligations, assessments, fines, penalties, amounts paid in settlement, damages and deficiencies, of any kind or nature whatsoever, and all costs and expenses incident thereto (including reasonable attorneys' fees and all other reasonable expenses incident to the foregoing), whether asserted by a party to this Agreement or by a third party.

                                        3

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         "PERMITTED ENCUMBRANCES" means those Encumbrances listed in SCHEDULE
1.0.

         "PERSON" means and includes any individual, partnership, corporation, trust, foundation, limited liability company, unincorporated organization or other entity, including any Governmental Entity.

         "RECORD HOLDER" means a holder of record of any Metermaster Stock as of the Closing Date, as shown on the regularly maintained stock transfer records of Metermaster.

         "RELATED PARTY CONTRACTS" means those Contracts listed in SCHEDULE
4.20.

         "SHAREHOLDER APPROVAL" means approval of this Agreement by the affirmative vote of a majority of the shares of Common Stock and Preferred Stock outstanding on the record date for the vote, voting together as one voting group.

         "SHAREHOLDERS' REPRESENTATIVE" means Stuart W. Jones or such other Person so designated in writing by a majority in interest of the holders of the outstanding Common Stock.

         "SHORT-TERM ESCROW ACCOUNT" means the account so named created pursuant to the Escrow Agreement, as more fully defined therein. All references herein to actions taken with respect to the Short-Term Escrow Account mean actions taken in accordance with the provisions of the Escrow Agreement.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other entity of which such Person, directly or indirectly, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

         "SURVIVING CORPORATION" means Metermaster as the surviving corporation of the Merger.

         "TAXES" means, collectively, federal, state and local income, payroll, withholding, employment, excise, sales, use, real and personal property, use and occupancy, business and occupation, gross receipts, mercantile, real estate, capital stock and franchise or other taxes, duties or assessments of any nature whatsoever, including all penalties and interest thereon and estimated taxes.

         "UNAUDITED FINANCIAL STATEMENTS" means the unaudited balance sheet of Metermaster as at December 31, 1998, and the related statements of income and cash flows for the fiscal year then ended, a copy of which comprises SCHEDULE 4.5(B).

         "VIOLATION" means that the referenced event: (a) conflicts with, or results in any violation of, or a default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of an Encumbrance on assets in connection with, the referenced Contract; or (b) conflicts with, or results in any violation (with or without notice or lapse of time, or both)

                                        4

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under, or gives rise to any damages, penalty or remedial action under, the referenced Legal Requirement.

         "VOTING DEBT" means bonds, debentures, notes or other evidences of indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which the shareholders of the issuer thereof may vote.

         1.2 ACCOUNTING TERMS. As used in this Agreement, all accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with GAAP.

         1.3 OTHER DEFINITIONAL PROVISIONS. Unless the context requires otherwise, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto. Any of the terms defined in this Agreement may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun will include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing.

         1.4 SCHEDULES AND OTHER INSTRUMENTS. Each Schedule, each certificate provided hereunder and each written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that (except for SCHEDULE 2.3 (Closing Balance Sheet) and SCHEDULE 11.1 (Transmation's Minimum Staffing Requirements), the contents of which reflect the mutual agreement of the parties) information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. Except for Schedules expressly required hereby to be delivered after the Closing Date, each Schedule will be (a) dated the date hereof and delivered to Transmation by Metermaster prior to the date hereof, and (b) updated by Metermaster to the Closing Date and delivered by Metermaster to Transmation in such updated form prior to the Closing Date.


ARTICLE 2.  MERGER CONSIDERATION

         2.1 MERGER CONSIDERATION. The aggregate consideration payable to all Record Holders in respect of the Merger (the "AGGREGATE MERGER CONSIDERATION") will be an amount equal to (a) the Estimated Aggregate Merger Consideration, adjusted by (b) the Adjustment Amount, all as determined as provided by this
Article 2. The consideration payable in the Merger to Record Holders in respect of each share of Metermaster Stock will be that proportion of the Aggregate Merger Consideration set forth in SCHEDULE 2.1 (each such per share amount, as applicable, being called the "MERGER CONSIDERATION").

         2.2 ESTIMATED PAYMENT AT CLOSING. For purposes of Closing, the parties estimate the Aggregate Merger Consideration to be $1,769,252 (that being $2,000,000 less $230,748, the amount by which the total stockholders' equity shown on the Unaudited Financial Statements is

                                        5

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less than $(500,000) (the "ESTIMATED AGGREGATE MERGER CONSIDERATION"). At
Closing Transmation will pay the Estimated Aggregate Merger Consideration to the Record Holders by:

                           (A) wire transfer of federal funds on behalf of
                  Metermaster, in such amounts and to such accounts designated by the Shareholders' Representative, in full settlement of Metermaster's obligations under the Related Party Contracts and in payment by Metermaster of all prepayment penalties on all indebtedness of Metermaster outstanding on the Closing Date;

                           (B) wire transfer of federal funds in the amount of
                  $400,000 to the Escrow Agent for deposit in the Short-Term Escrow Account;

                           (C) wire transfer of federal funds in the amount of
                  $400,000 to the Escrow Agent for deposit in the Long-Term Escrow Account;

                           (D) payment on behalf of the Record Holders of all
                  fees and expenses incurred by Metermaster in connection with the Merger; and

                           (E) wire transfer of federal funds in the aggregate
                  amount of the balance of the Estimated Aggregate Merger Consideration to one or more accounts, and in such amounts, designated by the Shareholders' Representative.

Upon payment of the Estimated Aggregate Merger Consideration as provided by this
Section 2.2 (subject to the provisions of Section 3.5(b)), all obligations of Transmation and the Surviving Corporation to Record Holders with respect to the Merger Consideration will have been satisfied and extinguished, and neither Transmation nor the Surviving Corporation will have any liability or obligation to any Record Holder with respect thereto.

         2.3      POST-CLOSING DETERMINATION.

                  (A) The Aggregate Merger Consideration will be finally determined based upon an audit of the Closing Balance Sheet certified by Auditors, such audit being conducted and the Closing Balance Sheet being prepared at Transmation's expense. Transmation will prepare the Closing Balance Sheet based upon the assets and liabilities of Metermaster on the Closing Date, and the Party Shareholders will cooperate fully and promptly with Transmation and Auditors to the end that the Closing Balance Sheet will be in accordance with the books of account and records of Metermaster, will be prepared in accordance with GAAP and Metermaster's past practices consistent with the Historical Financial Statements, will present fairly and accurately Metermaster's financial position as of the Closing Date, and will show all assets and liabilities existing as of the Closing Date and required to be disclosed in accordance with GAAP, including Metermaster's ratable percentage of the cost of providing benefits under all Employee Plans through the Closing Date. The Closing Balance Sheet will be examined by Auditors in accordance with generally accepted auditing standards, and will include such tests of the accounting records, observation of the taking of physical inventories and other auditing procedures as prudent accountants would consider necessary in the circumstances. At the Record Holders' expense, representatives of the Record Holders and, at Transmation's expense, PricewaterhouseCoopers LLP, the certified public accountants regularly retained by Transmation, may observe

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the taking of physical inventories and the auditing process and procedures conducted by Auditors and examine the work papers of Auditors developed in connection with such audit. Transmation will deliver the Closing Balance Sheet to the Shareholders' Representative within 45 days after the Closing Date.

                  (B) The Closing Balance Sheet will be finally determined as provided by this Section 2.3(b) (whereupon all references herein to the "Closing Balance Sheet" will mean the same as so finally determined). Within 30 days after receipt of the Closing Balance Sheet, the Shareholders' Representative will deliver the Record Holders' written objections thereto (if any) to Transmation, and Transmation will deliver its written objections thereto (if any) to the Shareholders' Representative. To the extent that both the Shareholders' Representative and Transmation fail to deliver any such objections within such 30-day period, the Closing Balance Sheet (or such undisputed item(s) thereof) will be final and binding upon all parties (including the Record Holders) for all purposes. If the Shareholders' Representative or Transmation so delivers any such objection, Transmation and the Shareholders' Representative will use their respective best efforts to resolve such dispute(s) promptly by mutual agreement, and any such mutually agreed resolution will be final and binding upon all parties (including the Record Holders) for all purposes. Failing mutually agreed resolution of any such dispute(s) within ten days of delivery of any such objection, the Shareholders Representative and Transmation will then each have the right to require that such dispute(s) be submitted to the Rochester, New York office of Arthur Andersen LLP for computation or verification in accordance with the provisions of this Agreement. Such firm's resolution of such dispute(s), which will be delivered to Transmation and the Shareholders' Representative within 30 days after submission to such firm, will be final and binding upon all parties (including the Record Holders) for all purposes, and such firm's fees and expenses therefor will be borne by the non-prevailing parties or, in the event that all parties prevail on some of the issues in dispute, will be shared proportionately, as determined by such firm. The Closing Balance Sheet, as so finally determined, will be annexed hereto subsequent to the Closing Date as SCHEDULE 2.3.

                  (C) Upon final determination of the Closing Balance Sheet as provided by Section 2.3(b), the Aggregate Merger Consideration will be determined by either (i) subtracting from the Estimated Aggregate Merger Consideration the amount by which the total stockholders' equity shown on the Closing Balance Sheet is less than $(730,748), or (ii) adding to the Estimated Aggregate Merger Consideration the amount, not exceeding $100,000, by which the total stockholders' equity shown on the Closing Balance Sheet is greater than $(730,748) (in either case, the "ADJUSTMENT AMOUNT").

                  (D) If the Aggregate Merger Consideration, determined as provided by Section 2.3(c), is less than the Estimated Aggregate Merger Consideration, then within ten days after such final determination, Transmation will direct the Escrow Agent to:

                           (I) pay out of the Short-Term Escrow Account to
                  Transmation the Adjustment Amount, together with all interest accruing thereon pursuant to the Escrow Agreement; and


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                           (II)     either:

                                    (A) if the amount of principal and interest
                           then in the Short-Term Escrow Account exceeds the Adjustment Amount, then:

                                            (1) transfer from the Short-Term
                                    Escrow Account to the Lease Escrow Account the amount of such balance up to $150,000; and

                                            (2) pay out to the Record Holders
                                    the amount (if any) of the balance remaining in the Short-Term Escrow Account after such transfer; or

                                    (B) if the Adjustment Amount exceeds the
                           amount of principal and interest then in the Short-Term Escrow Account, then:

                                            (1) pay out of the Long-Term Escrow
                                    Account to Transmation the amount of such excess, together with all interest accruing thereon pursuant to the Escrow Agreement; and

                                            (2) transfer from the Long-Term
                                    Escrow Account to the Lease Escrow Account an amount up to $150,000.

                  (E) If the Aggregate Merger Consideration, determined as provided by Section 2.3(c), is greater than the Estimated Aggregate Merger Consideration, then within ten days after such final determination, Transmation will deposit the Adjustment Amount in the Long-Term Escrow Account and direct the Escrow Agent to:

                           (I) transfer from the Short-Term Escrow Account to the Lease Escrow Account the amount of $150,000; and

                           (II) pay out to the Record Holders the amount of the
                  balance remaining in the Short-Term Escrow Account after such transfer.


ARTICLE 3.  THE MERGER AND ITS EFFECT

         3.1 CLOSING. The Closing will take place at 9:00 a.m., local time, on the earliest date practicable after all of the conditions set forth in Article 10 are satisfied or waived by the appropriate party, but in no event later than the applicable date referred to in Section 11.1(f) (the "CLOSING DATE"), at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3964, unless another date or place is agreed to in writing by Transmation and Metermaster. Immediately upon Closing, the parties will cause the Merger to be consummated as provided by Section 3.2.

         3.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Merger will be consummated by (a) the filing by the Secretary of State of Georgia of a

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certificate of merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the GBCC, and (b) the filing by the Secretary of State of New York of a certificate of merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the New York Business Corporation Law (the time of the latter of such two filings, or such later time and date as may be specified in both such filings, being the "EFFECTIVE TIME").

         3.3 EFFECTS OF THE MERGER. By virtue of the Merger and without the necessity of any action by or on behalf of the Constituent Corporations, or either of them:

                  (A) at the Effective Time, (i) the separate existence of Sub will cease and Sub will be merged with and into Metermaster, (ii) the articles of incorporation and bylaws of Metermaster in effect immediately prior to the Effective Time will be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended, and (iii) the directors and officers of Sub in office immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed; and

                  (B) at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations will be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, will not revert or be in any way impaired; but all rights of creditors and all Encumbrances upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations will thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

         3.4 EFFECT OF MERGER ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Metermaster Stock or of shares of the capital stock of Sub:

                  (A) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub will become one fully paid and non-assessable issued and outstanding share of the Class A Common Stock of the Surviving Corporation, which will constitute all of the capital stock of the Surviving Corporation issued and outstanding at the Effective Time.

                  (B) CANCELLATION OF TREASURY STOCK. All shares of Metermaster Stock, if any, that are held by Metermaster as treasury stock will be cancelled and retired and will cease to exist, and no Merger Consideration will be paid therefor.

                  (C) CONVERTED SHARES. "CONVERTED SHARES" means all shares of Metermaster Stock other than (i) shares (if any) held by Metermaster as treasury stock and (ii) shares (if any) held by Dissenters. At the Effective Time, each issued and outstanding Converted Share will automatically be converted into the right to receive the Merger Consideration therefor. As of the Effective Time, and except as otherwise provided by Section 3.4(d), all shares of Metermaster Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate to the Corporate Secretary of the Surviving Corporation. In the case of any lost, stolen or destroyed certificate representing Metermaster Stock, the holder thereof may be required, as a condition precedent to delivery to him of any of the Merger Consideration, to deliver to Transmation such affidavit and personal indemnity as Transmation may reasonably request with respect to the certificate alleged to have been lost, stolen or destroyed. Until surrendered to the Corporate Secretary of the Surviving Corporation, each certificate representing Converted Shares will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration therefor, without interest.

                  (D) SHARES OF DISSENTERS. Any issued and outstanding shares of Metermaster Stock held by a Dissenter will not be converted as provided by
Section 3.4(c) but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenter pursuant to article 13 of the GBCC; provided, however, that shares of Metermaster Stock outstanding immediately prior to the Effective Time and held by a Dissenter who, after the Effective Time, withdraws his demand for payment or loses his dissenters' right, in either case as provided by article 13 of the GBCC, will be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest, as provided by Section 3.4(c). Prior to the Effective Time, Metermaster will give Transmation prompt notice of any notices or demands by Dissenters under article 13 of the GBCC and Transmation will have the right to participate in all negotiations and proceedings with respect to any such notices or demands. Metermaster will not, except with the prior written consent of Transmation, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment to Dissenters will be made only as required by article 13 of the GBCC and will be made by the Surviving Corporation from its own separate funds, unless Transmation elects, in its discretion, to provide all or any portion thereof.

                  (E) NO FURTHER OWNERSHIP RIGHTS IN METERMASTER STOCK. Transmation's payment of the Aggregate Merger Consideration as provided by
Article 2 (subject to Transmation's rights hereunder (if any) to the amounts in the Escrow Accounts) will be deemed to have been made in full satisfaction of all rights pertaining to all outstanding shares of Metermaster Stock, and there will be no further registration of transfers of shares of Metermaster Stock after the Effective Time. If, after the Effective Time, certificates representing Metermaster Stock are presented to the Surviving Corporation or its transfer agent for any reason, such certificates will be cancelled and converted as provided by this Article 3.

                   (F) NO LIABILITY. Neither Transmation, Metermaster nor the Surviving Corporation will be liable to any holder of shares of Metermaster Stock for any Merger

Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.5      CONDITIONS ON RIGHTS TO MERGER CONSIDERATION.

                  (A) Notwithstanding any other provision of this Agreement to the contrary, all rights of Record Holders to receive the Merger Consideration will at all times be subject to all of the provisions of this Agreement, including (i) Transmation's rights hereunder (if any) to the amounts in the Escrow Accounts, (ii) Transmation's payments on behalf of Metermaster and the Record Holders as provided by Section 2.2, (iii) the time period required for determination of the amount of the Merger Consideration, as contemplated by
Section 2.3, and (iv) the payments contemplated by Section 3.5(b).

                  (B) The Shareholders' Representative may instruct Transmation to deduct from any payments to or for the benefit of the Record Holders that would otherwise be payable under this Agreement or the Escrow Agreement amounts to pay the expenses associated with the performance of the covenants of the Shareholders' Representative, the Party Shareholders and the Record Holders hereunder or under the Escrow Agreement, which expenses may include professional fees, costs associated with reletting the premises subject to the Marietta Lease, and out-of-pocket travel expenses incurred in connection with the determination of the Closing Balance Sheet and the preparation of the Current Financial Statements.


ARTICLE 4.  METERMASTER'S REPRESENTATIONS AND WARRANTIES

         Metermaster hereby represents and warrants to Transmation and to Sub, as of the date hereof, as of the Closing Date and as of immediately prior to the Effective Time, as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Metermaster is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Metermaster has all necessary corporate power and authority to own, use and transfer its properties and assets and to transact its business as now being conducted. SCHEDULE 4.1 contains a listing of each Subsidiary of Metermaster and its jurisdiction of organization. Each Subsidiary of Metermaster is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all necessary corporate power and authority to own, use and transfer its properties and assets and to transact its business as now being conducted. Except as set forth in SCHEDULE 4.1, there is no other jurisdiction in which the nature of Metermaster's business or the character or use of its or its Subsidiaries' assets makes necessary the licensing or qualification of Metermaster or any of its Subsidiaries to do business as a foreign corporation, the failure to obtain which would have an adverse effect on Metermaster's business, and Metermaster and each of its Subsidiaries is duly licensed or qualified and in good standing in each jurisdiction set forth in SCHEDULE 4.1.

         4.2 CAPITAL STRUCTURE. The authorized capital stock of Metermaster consists entirely of (a) 2,000,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock, 200,000 shares of Series I Preferred Stock, and 500 shares of Series II Preferred Stock, of which (b) 24,000 shares of Class A Common Stock, no shares of Class B Common Stock, 8,000 shares of Series I Preferred Stock, and 500 shares of Series II Preferred Stock are issued and outstanding. No shares of Metermaster Stock are held by Metermaster in its treasury. Except for this Agreement and the Preferred Stock (which is convertible into shares of Common Stock), there are no options, warrants, calls, rights, claims, commitments or Contracts to which Metermaster or any of its Subsidiaries is a party or by which any of them is bound obligating Metermaster or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Metermaster or any of its Subsidiaries, or obligating Metermaster or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or Contract (collectively, "STOCK RIGHTS"), and no shares of Metermaster Stock are reserved for issuance for any purpose. No shares of Metermaster Stock are held by any of Metermaster's Subsidiaries. Neither Metermaster nor any of its Subsidiaries has any Voting Debt issued or outstanding. All outstanding shares of Metermaster Stock are validly issued, fully paid and non-assessable. No shares of Metermaster Stock other than the Class A Common Stock have preemptive rights, and consummation of the Merger does not give rise to such preemptive rights. Transmation's payment of the Aggregate Merger Consideration as provided by Article 2 (subject to Transmation's rights hereunder (if any) to the amounts in the Escrow Accounts) satisfies all rights of all record or beneficial owners of Metermaster Stock to any accrued and unpaid dividends thereon. All of the record or beneficial owners of Metermaster Stock are listed in SCHEDULE 4.2.

         4.3 AUTHORITY; BINDING OBLIGATIONS. Except for obtaining Shareholder Approval, Metermaster's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of the Merger have all been duly and validly authorized by all necessary corporate action on the part of Metermaster, and this Agreement is valid and binding upon Metermaster and each Party Shareholder in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.4 NO CONFLICT. Neither the execution and delivery of this Agreement by Metermaster or any Party Shareholder, nor compliance by Metermaster or any Party Shareholder with any of the provisions hereof, nor the consummation of the Merger, will: (i) conflict with or result in a breach of any provision of Metermaster's articles of incorporation or bylaws; (ii) result in a Violation of any Contract, Encumbrance or other instrument or obligation to which Metermaster, any Subsidiary or any Party Shareholder is a party or by which they or any of their respective properties or assets may be bound, except for such Contracts, Encumbrances, instruments and obligations set forth in SCHEDULE 4.4; or (iii) result in a Violation of any Legal Requirement applicable to Metermaster, any Subsidiary, any Party Shareholder or any of their respective properties or assets. Except for obtaining Shareholder Approval and except as set forth in SCHEDULE 4.4, no consent, waiver or approval by, notice to or filing with any Person is required in connection with the execution and delivery of this Agreement by Metermaster or any Party Shareholder, compliance by Metermaster or any Party Shareholder with any of the provisions hereof or the consummation of the Merger.

         4.5 FINANCIAL STATEMENTS. SCHEDULE 4.5(A) comprises a true, correct and complete copy of the Historical Financial Statements, and SCHEDULE 4.5(B) comprises a true, correct and complete copy of the Unaudited Financial Statements. The Historical Financial Statements and the Unaudited Financial Statements are, and when delivered the Current Financial Statements will be, in accordance with the books of account and records of Metermaster and have been, and will have been, prepared in accordance with GAAP (subject, in the case of the Unaudited Financial Statements, to audit adjustments and the absence of footnotes). The Historical Financial Statements and the Unaudited Financial Statements present, and when delivered the Current Financial Statements will present, fairly and accurately Metermaster's financial position as at the dates thereof and the results of Metermaster's operations, cash flows and other information with respect to Metermaster included therein for the periods or as at the dates therein set forth. The Historical Financial Statements and the Unaudited Financial Statements show, and when delivered the Current Financial Statements will show, all assets and liabilities of Metermaster of any kind or nature, direct or indirect, absolute or contingent, existing as of the dates indicated and required to be disclosed in accordance with GAAP.

         4.6 NO UNDISCLOSED LIABILITIES. Except as disclosed in this Agreement, the Historical Financial Statements or the Unaudited Financial Statements, Metermaster does not have, nor are any of its assets subject to, any debt, liability, obligation or commitment of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise (other than current liabilities incurred since December 31, 1998 in the ordinary course of business). To Metermaster's best knowledge, there are no facts which could serve as the basis for any debt, liability, obligation or commitment of Metermaster not so disclosed.

         4.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 4.7, the Historical Financial Statements or the Unaudited Financial Statements, since December 31, 1997, there has not been any adverse change in the condition (financial or otherwise) of Metermaster, or in its assets or liabilities, nor any damage, destruction or loss, whether or not covered by insurance, adversely affecting Metermaster's business or any of its assets. Except as disclosed in
SCHEDULE 4.7, the Historical Financial Statements or the Unaudited Financial Statements, and except for the transactions contemplated by this Agreement, since December 31, 1997, neither Metermaster nor any Subsidiary has: (a) created, assumed or permitted to exist any Encumbrance, other than a Permitted Encumbrance, on any of its assets; (b) sold, leased or otherwise transferred any assets other than in the ordinary course of business; (c) cancelled any of its rights or claims, other than in the ordinary course of business for fair and adequate consideration in money or money's worth; (d) sold, assigned or transferred any patent, trademark, trade name, copyright or other intangible asset; (e) incurred any other liability or obligation, whether absolute or contingent (other than current liabilities incurred since December 31, 1998 in the ordinary course of business); (f) paid, prepaid or discharged any liability or obligation, except as required by the terms thereof or in the ordinary course of business; (g) lost, surrendered or had revoked or limited any license, permit or other right granted by any Governmental Entity to operate its business or any of its assets; (h) entered into any Contract or arrangement not in the ordinary course of business; (i) cancelled, modified adversely, assigned, encumbered or in any way discharged or terminated (other than by performance) any Contract;
(j) received any notice of termination of or default under any Contract which would have an adverse effect on Metermaster's business, except for defaults under the loan documents evidencing Metermaster's financing arrangements with Congress Financial Corporation (Southern); (k) allowed to occur or exist any event of default under any Contract which would have an adverse effect on Metermaster's business; (l) made any loan or advance, acquired any Accounts Receivable or otherwise extended any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquired the securities or obligations of any Person; (m) made any capital expenditure or any commitment therefor; (n) paid or accrued any bonuses, benefits or other compensation not pursuant to an established Employee Plan; (o) made any change in the rate of compensation or benefits payable or to become payable by Metermaster or any Subsidiary to any shareholder, director, officer, employee or agent, or in the formula for determining any such compensation or benefits, or entered into or amended in any respect any Contract providing for such compensation or benefits;
(p) made any commitment (through negotiations or otherwise) or incurred any liability to any labor organization or become aware of any threat of strike or other interruption of work arising from labor difficulties; (q) reduced or failed to carry insurance in at least the respective amounts carried on December 31, 1997; (r) experienced any adverse change in its relationship with any of its suppliers, distributors, dealers or customers which would have an adverse effect on its business or business prospects; (s) experienced any other change in its business which could have an adverse effect on the future ongoing operations or financial condition of the Surviving Corporation's business after consummation of the Merger, except for market conditions affecting Metermaster's industry as a whole; (t) altered or revised any of its accounting principles, procedures, methods or practices; or (u) agreed to do any of the things described in this
Section 4.7. Notwithstanding the foregoing, Metermaster makes no representation or warranty that its business operations and prospects will not deteriorate between the date of this Agreement and the Closing Date.

         4.8 TITLE TO ASSETS, ETC. Metermaster and its Subsidiaries collectively have good title to each of their assets, tangible and intangible, free and clear of all Encumbrances except Permitted Encumbrances. All information necessary to operate Metermaster's business as heretofore conducted is in commercially acceptable written form and is readily accessible on Metermaster's premises. Neither Metermaster nor any Subsidiary has granted any outstanding licenses or other rights in any way relating to Metermaster's business or any of its assets.

         4.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Metermaster and its Subsidiaries are in full compliance with all applicable Legal Requirements, of every kind or nature whatsoever, in any way relating to or affecting Metermaster's business and, to Metermaster's best knowledge, there is no basis for any action, suit, proceeding or remedial action arising out of or in connection therewith. Neither Metermaster nor any Subsidiary has received any notice of any Violation of any such Legal Requirement, nor is it subject to any settlement agreement or consent decree with continuing obligations or restrictions. All of Metermaster's assets and the current uses thereof conform to all such Legal Requirements, and all franchises, permits, licenses and other documents necessary for Metermaster or any Subsidiary to own, use and transfer its assets have been obtained and are in full force and effect, and at the Effective Time the Surviving Corporation will be entitled to the full benefits thereof, except where failure so to conform or obtain would not have an adverse effect on Metermaster's business.

         4.10 TANGIBLE PROPERTY. SCHEDULE 4.10 is a listing of all capitalized tangible personal property of Metermaster, including machinery, equipment, test equipment, furniture, fixtures, computer equipment, leasehold improvements and vehicles. All of Metermaster's tangible assets are in good condition and repair, ordinary wear and tear excepted. All of Metermaster's machinery, equipment and vehicles are in good working order and have been maintained in accordance with the recommendations of the manufacturers thereof and in accordance with good practice prevailing in the industry. To Metermaster's best knowledge, no extraordinary expenditures either for repair or replacement of any of its assets is now foreseeable. Without limiting the foregoing, Metermaster will perform all normal repair and maintenance with respect to all of its assets in accordance with commercially reasonable practices through and including the Closing Date.

         4.11 INVENTORIES. SCHEDULE 4.11 is a listing of all Inventories, including the quantities thereof. All Inventories: (a) are new and are not used or refurbished (other than demonstration inventory specifically identified in SCHEDULE 4.11 by virtue of being segregated as 02 inventory within report number IN128); (b) were paid for in full or liability for the unpaid purchase price thereof was fully recognized in the Historical Financial Statements or the Unaudited Financial Statements or, in the case of Inventories purchased after December 31, 1998, will be fully recognized in the Closing Balance Sheet; (c) consist of inventories of the kind, quality and quantity regularly and currently used in Metermaster's business; and (d) are in good and salable condition and fit for the purposes intended. Except for certain items, valued at approximately $6,000, consigned to Solid State Controls, none of the Inventories has been consigned to or from others.

         4.12 ACCOUNTS RECEIVABLE. SCHEDULE 4.12 is a listing of all Accounts Receivable of Metermaster. All of Metermaster's Accounts Receivable (including the accounts, obligations, Contracts and instruments which underlie such Accounts Receivable), net of a reserve for doubtful accounts of $60,000, are valid and collectible, and such reserve of $60,000 is adequate as of the Closing Date. Upon Transmation's payment of Metermaster's secured indebtedness to Congress Financial Corporation (Southern), Instrument Specialties, Inc. and EISCO, Inc. as contemplated by this Agreement, all of Metermaster's Accounts Receivable will be owned by Metermaster or its Subsidiaries on the Closing Date free of all claims and Encumbrances. Except as set forth in SCHEDULE 4.7, the Historical Financial Statements or the Unaudited Financial Statements, since December 31, 1997 Metermaster has not: (a) rescinded, cancelled, settled, written off, modified or otherwise compromised any Accounts Receivable, or any indebtedness due thereunder, or any guarantee or repurchase obligation related thereto; or (b) accelerated the collection of any Accounts Receivable except in the ordinary course of business in accordance with prior practices.

         4.13 INTELLECTUAL PROPERTY. SCHEDULE 4.13 is a listing of all Intellectual Property owned by Metermaster or any of its Subsidiaries or used in the operation of or associated with its business. None of the current or former employees, officers, directors or shareholders of Metermaster or any Subsidiary has any rights in any of Metermaster's Intellectual Property. Except as set forth in SCHEDULE 4.13, neither Metermaster nor any Subsidiary has granted any outstanding licenses or other rights to any Intellectual Property in any way relating to Metermaster's business or any of its assets. Neither Metermaster nor any Subsidiary is liable, nor has it made any Contract whereby it may become liable, to any Person for any royalty or other compensation for the use of any Intellectual Property in any way relating to Metermaster's business or any of its assets. None of the rights of Metermaster or its Subsidiaries in, to or under any of its Intellectual Property will be adversely affected by consummation of the Merger, and at the Effective Time the Surviving Corporation will be entitled to the full benefits thereof. Neither Metermaster nor any Subsidiary has received any notice or claim of infringement of any Intellectual Property, and to Metermaster's best knowledge, there is no substantial basis for any such claim if made hereafter. To Metermaster's best knowledge, there is no patent, technical development or invention owned by any other Person which could adversely affect Metermaster's business. Metermaster has the unrestricted right to use the name "Metermaster" and all other names and marks set forth in
SCHEDULE 4.13, and at the Effective Time the Surviving Corporation will be entitled to the full benefits thereof.

         4.14 CONTRACTS AND BACKLOG. SCHEDULE 4.14(A) is a listing of all Contracts to which Metermaster or any of its Subsidiaries is or may be a party or by which any of their respective assets are or may be bound, except for (i) those Contracts referenced in SCHEDULE 4.14(B) and (ii) those Contracts under which Metermaster is not reasonably expected to be obligated to pay or receive more than $5,000 singly or $25,000 in the aggregate. Except for those Contracts referenced in SCHEDULE 4.14(B): (A) Metermaster has heretofore made available to Transmation a true, correct and complete copy of each of its Contracts which is written; (B) SCHEDULE 4.14(A) contains a true, correct and complete description of the material terms of each of its Contracts which is oral; and (C) except as disclosed in SCHEDULE 4.14(A), there has been no oral modification of any of its Contracts. Each of Metermaster's Contracts is valid and binding, in full force and effect and (except for obtaining any consents, waivers, novations or approvals, or giving any notice, listed in SCHEDULE 4.14(A)) at the Effective Time the Surviving Corporation will be entitled to the full benefits thereof. Except as described in SCHEDULE 4.14(A), there has not been under any Contract any default by Metermaster or any Subsidiary or, to Metermaster's best knowledge, by any other party thereto, nor any event which, after notice or lapse of time, or both, would constitute any such default or result in a right to accelerate against or a loss of rights by Metermaster or any Subsidiary. No options to renew or extend the term of any Contract which are exercisable by Metermaster or any Subsidiary on or before the date hereof have been exercised, and no such options which are exercisable on or before the Closing Date will be exercised without Transmation's prior written consent. Neither Metermaster nor any Subsidiary is subject to any renegotiation or price redetermination relating to any Contract. SCHEDULE 4.14(B) is a listing of Metermaster's backlog by customer.

         4.15 LEGAL PROCEEDINGS, ETC. Except as set forth in SCHEDULE 4.15, there is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Metermaster's best knowledge, threatened against or affecting Metermaster or any Subsidiary, or any of their respective assets, which, if adversely determined, could adversely affect the operations of Metermaster's business, its assets or the condition, financial or otherwise, of Metermaster or any Subsidiary in any way, or the business, operations or properties, or the condition, financial or otherwise, of the Surviving Corporation immediately following the Effective Time, or the ability of Metermaster to consummate the Merger. Except as set forth in SCHEDULE 4.15, there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Metermaster or any Subsidiary and, to Metermaster's best knowledge, there is no basis for any action, suit, proceeding or investigation against Metermaster or any Subsidiary relating to or affecting Metermaster's business, its assets or the Merger. Except as set forth in
SCHEDULE 4.15, no such action, suit, proceeding, known investigation, judgment, decree, injunction, rule or order arises out of the employment of labor, equal employment opportunity, occupational health and safety, economic stabilization or environmental protection. Neither Metermaster nor any Subsidiary is in default with respect to any order, injunction or decree of any Governmental Entity or arbitrator, and no such order, injunct-ion or decree is now in effect which restrains the operations or the use of the properties of Metermaster or of any Subsidiary.

         4.16     EMPLOYMENT MATTERS.

                  (A) Except as set forth in SCHEDULE 4.16(A): (i) neither Metermaster nor any Subsidiary has entered into any collective bargaining agreement or other Contract with any employee, union, labor organization or other employee representative or group of employees and, to Metermaster's best knowledge, no such organization or Person has made or is making any attempt to organize or represent employees of Metermaster or any Subsidiary; (ii) there is no pending grievance or arbitration and no unsatisfied or unremedied grievance or arbitration award against Metermaster or any Subsidiary, or any agent, representative or employee thereof and, to Metermaster's best knowledge, there is no basis for any such grievance or arbitration; (iii) Metermaster has not been notified of any unfair labor practice charge, and there is no pending trial of unfair labor practice charges, unremedied unfair labor practice finding or adverse decision of the National Labor Relations Board or any state labor authority, or any hearing officer or administrative law judge thereof, against Metermaster or any Subsidiary, or any agent, representative or employee thereof and, to Metermaster's best knowledge, there is no basis for any such unfair labor practice charge; and (iv) there is not pending or, to Metermaster's best knowledge, threatened with respect to Metermaster, any Subsidiary or their employees any labor dispute, strike or work stoppage.

                  (B) SCHEDULE 4.16(B) is a listing of all employees of Metermaster whose employment was terminated since January 1, 1997, setting forth for each such employee his name and the reason for the termination of his employment.

                  (C) Without limiting the generality of Section 4.9, except as set forth in SCHEDULE 4.16(C), Metermaster and its Subsidiaries are in full compliance with all applicable Legal Requirements, standards and Contracts relating to employment, including those relating to wages, hours, working conditions, leaves of absence, hiring, promotion, equal employment opportunity, collective bargaining, occupational health and safety (including those dealing with employee handling or use of or exposure to hazardous or toxic substances and the training of employees with respect to such substances), and the payment and withholding of Taxes, special assessments and other similar obligations, and neither Metermaster nor any Subsidiary has received any notice of any Violation of any such Legal Requirement, standard or Contract. Except as set forth in
SCHEDULE 4.16(C), Metermaster and its Subsidiaries are in full compliance with all applicable affirmative action and equal employment opportunity obligations arising under any Legal Requirement or any Contract with any Governmental Entity or other Person.

                  (D) Without limiting the generality of Section 4.15, except as set forth in SCHEDULE 4.15 or SCHEDULE 4.16(A), there is no employment-related claim, cause of action, grievance, judgment or other adverse charge or decision of any kind (including any in the nature of employment discrimination of any type, breach of Contract, wrongful discharge, retaliation, health, safety or right-to-know violations, child labor violations or non-payment of wages, benefits or wage supplements), under any Legal Requirement, standard, collective bargaining agreement or other Contract, pending against Metermaster, any Subsidiary, or any of their officers, employees or agents and, to Metermaster's best knowledge, there is no basis for any such claim, cause of action, grievance, judgment or other adverse charge or decision.

                  (E) To Metermaster's best knowledge, no current or former employee of Metermaster or any Subsidiary has any claim against Metermaster, any Subsidiary or any of their officers, employees or agents under any Legal Requirement, standard or Contract on account of or for: (i) overtime pay (other than overtime pay for the current payroll period); (ii) wages or salary for any period other than the current payroll period; (iii) vacation, holiday or other time off or pay in lieu thereof (other than time off or pay in lieu thereof earned in respect of the current year); or (iv) any Violation of any Legal Requirement, standard or Contract relating to the payment of wages, fringe benefits, wage supplements or hours of work.

         4.17     EMPLOYEE PLANS.

                  (A) Metermaster has heretofore provided to Transmation a true, correct and complete copy of Metermaster's employee benefits handbook, which was never distributed to Metermaster's employees, and no other employee benefits handbook was ever distributed to Metermaster's employees. SCHEDULE 4.17 lists all employment Contracts, all union, guild, labor or collective bargaining agreements, all employee benefit plans, and all other arrangements or understandings, explicit or implied, written or oral, whether for the benefit of one or more Persons, relating to employment, compensation or benefits, to which Metermaster or any of its Subsidiaries is a party or is obligated to contribute, or by which Metermaster or any of its Subsidiaries is bound, including: (i) all employee benefit plans within the meaning of section 3(3) of ERISA; (ii) all deferred compensation, bonus, stock option, stock purchase, stock incentive, stock appreciation rights, restricted stock, severance or incentive compensation plans, agreements or arrangements; (iii) all plans, agreements or arrangements providing for "fringe benefits" or perquisites to employees, officers, directors or agents; and (iv) all employment, consulting, termination or indemnification Contracts (collectively, "EMPLOYEE PLANS"). Metermaster has delivered to or made available for inspection by Transmation true, correct and complete copies of all Employee Plans, all related summary plan descriptions, the most recent determination letters received from the IRS, Form 5500 Annual Reports for the last three years (including all attachments thereto), the most recent financial reports and summary annual reports and, where applicable, summary descriptions of any Employee Plans not otherwise reduced to writing. Except for ongoing negotiations in settlement of the Related Party Contracts, there are no negotiations, demands or proposals that are pending or have been made since the respective dates of the Employee Plans which concern matters now covered, or that would be covered, by any Employee Plan.

                  (B) Metermaster and each of its Subsidiaries and each of the Employee Plans have complied and are in compliance with the applicable provisions of the Code, ERISA and all other applicable Legal Requirements. Metermaster and each of its Subsidiaries have performed all of their obligations under all of the Employee Plans, including the full payment of all amounts required to be made as contributions thereto or otherwise. Any failure by Metermaster or its Subsidiaries to make all required contributions to Employee Plans in a timely fashion has not created, and cannot reasonably be expected to create, any liability or obligation.

                  (C) With respect to each Employee Plan that is an "employee benefit plan" within the meaning of section 3(3) of ERISA, or a "plan" within the meaning of section 4975(e)(1) of the Code, no transaction has occurred which is prohibited by section 406 of ERISA or which could give rise to a liability under section 4975 of the Code or sections 502(i) or 409 of ERISA. None of the Employee Plans nor any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any Governmental Entity within the last five years. There are no actions, suits, penalties or claims (other than routine undisputed claims for benefits) pending or threatened against or arising our of any of the Employee Plans or the respective assets thereof and, to Metermaster's best knowledge, no facts exist which could give rise to any such actions, suits, penalties or claims which might have an adverse effect on any Employee Plan or on Metermaster or any Subsidiary.

                  (D) Each Employee Plan that is intended to qualify under
section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS. There have been no developments since the respective dates of such determination letters that would create a risk of causing the loss of qualification of the subject Employee Plan.

                  (E) Neither Metermaster nor any of its Subsidiaries maintains or has at any time maintained, or has or could have any liability with respect to, an Employee Plan subject to Title IV of ERISA. No Employee Plan is or ever has been a "multiemployer plan" within the meaning of section 3(37) of ERISA. Neither Metermaster nor any of its Subsidiaries has or could have any liability with respect to a "multiemployer plan" as defined under section 3(37) of ERISA. No Employee Plan now holds or has heretofore held any stock or other securities issued by Metermaster or any of its Subsidiaries. Neither Metermaster nor any of its Subsidiaries has established or contributed to, is required to contribute to or has or could have any liability with respect to any "voluntary employees' beneficiary association" within the meaning of section 501(c)(9) of the Code, any "welfare benefit fund" within the meaning of section 419 of the Code, any "qualified asset account" within the meaning of section 419A of the Code or any "multiple employer welfare arrangement" within the meaning of section 3(40) of ERISA.

                  (F) All group health plans of Metermaster and its Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of sections 601 through 608 of ERISA and section 4980B of the Code, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except to the extent required under section 4980B of the Code, neither Metermaster nor any of its Subsidiaries provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired employee or any former employee.

                  (G) No provision of any Employee Plan restricts the ability of Transmation or the Surviving Corporation to terminate the future accruals of obligations thereunder after the Effective Time; provided, however, that no such representation or warranty is made with respect to liabilities already accrued at the time of such termination.

                  (H) Except as set forth in SCHEDULE 4.17, each Form 5500 required to be filed by Metermaster or any of its Subsidiaries has been filed in accordance with all applicable Legal Requirements.

                  (I) There has been no act or omission by Metermaster or any of its Subsidiaries that has given rise or may give rise to fines, penalties, Taxes or related charges under sections 4980D, 502(c) or 502(l) of ERISA, Chapters 43, 46 or 47 of Subtitle D of the Code, or Chapter 68 of Subtitle F of the Code.

                  (J) Solely for purposes of this Section 4.17, all references to Metermaster or any of its Subsidiaries includes any Person which, together with Metermaster or any of its Subsidiaries, is considered an affiliated organization within the meaning of sections 414(b), 414(c), 414(m) or 414(o) of the Code or sections 3(5) or 4001(b)(1) of ERISA.

         4.18     ENVIRONMENTAL MATTERS.

                  (A) As used herein, the term "ENVIRONMENTAL LAWS OR REGULATIONS" means and includes regulatory programs involving: air emissions; liquid discharges to streams, ponds, ditches or other surface waters, ground waters, or publicly-owned treatment works; disposal of solid and/or hazardous wastes; marking, maintenance and/or removal of electrical equipment containing PCBs; manufacture and/or construction (including renovation) involving asbestos materials; activities in or adjacent to fresh water wetlands, flood hazard areas, coastal zone management areas and/or historic preservation areas; registration, operation, testing and/or removal or replacement of storage tanks for petroleum products and/or hazardous substances; or emergency, planning and community right-to-know laws, including submission of hazardous substance inventory information to any Governmental Entity.

                  (B) Metermaster and its Subsidiaries are and have been in full compliance with all applicable Environmental Laws or Regulations, and all other Legal Requirements of Governmental Entities relating to Environmental Laws or Regulations, in any way relating to or affecting Metermaster's business. Neither Metermaster nor any Subsidiary has ever disposed of hazardous or toxic substances, hazardous wastes or petroleum (collectively, "HAZARDOUS SUBSTANCES") on any of the premises on which Metermaster's business is or has been conducted and, to Metermaster's best knowledge, there has been no such disposal by any other Person, including any current or prior owner or operator of any of such premises. To Metermaster's best knowledge, there is no asbestos or asbestos-containing material in any premises leased by Metermaster.

                  (C) Except as set forth in SCHEDULE 4.18: (i) to Metermaster's best knowledge, there are no underground Hazardous Substance storage tanks located on any premises on which Metermaster's business is conducted; (ii) neither Metermaster nor any Subsidiary has ever received any requests for information from any Governmental Entity concerning the alleged disposal, spill or release of Hazardous Substances on any premises on which Metermaster's business is or has been conducted; and (iii) neither Metermaster nor any Subsidiary has ever been or, to Metermaster's best knowledge, alleged to be, in any way relating to or affecting Metermaster's business, a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any corresponding state statute. From the date hereof through and including the Closing Date, Metermaster will immediately provide Transmation with a copy of any notice, citation, complaint or other directive from any Person whereby compliance by Metermaster, any Subsidiary or Metermaster's business with Environmental Laws or Regulations is called into question.

         4.19 TAXES. Metermaster and its Subsidiaries have filed all Tax returns required to be filed by any of them and have paid all Taxes required to be paid as shown on such returns. The Historical Financial Statements and the Unaudited Financial Statements reflect, and the Current Financial Statements and the Closing Balance Sheet will reflect, an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by Metermaster and its Subsidiaries (whether or not shown in any return) through the respective dates thereof. All such filed Tax returns are correct, complete and accurate. Neither Metermaster nor any of its Subsidiaries has taken, plans or intends to take any action which would result in any liability to Metermaster or any of its Subsidiaries for Taxes as a result of the Merger. To Metermaster's best knowledge, there are no deficiencies for any Taxes proposed, asserted or assessed against Metermaster or any of its Subsidiaries. The federal income Tax returns of Metermaster and its Subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all fiscal years through the fiscal year ended December 31, 1996, except with respect to claims for refund. Except as set forth in SCHEDULE 4.19, neither Metermaster nor any Subsidiary: (a) is the beneficiary of any extension of time within which to file any Tax return; (b) has a Tax return under audit; (c) has waived or agreed to an extension of time with respect to the statute of limitations for any Tax assessment or deficiency;
(d) has made or is obligated to make any payments that will not be deductible under section 280G of the Code; (e) has been a member of a consolidated federal income Tax return (except for one in which Metermaster is the common parent); or
(f) has any liability for the Taxes of any other Person by Legal Requirement, by contract, as a transferee or successor, or otherwise. Metermaster and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party, and are not liable for any arrears of wages or any Tax or penalty in connection therewith.

         4.20 RELATED PARTY TRANSACTIONS. Except for the Related Party Contracts, neither Metermaster nor any Subsidiary is indebted in any amount whatsoever to, nor is there any business relationship, whether under any Contract or otherwise, between Metermaster (or any Subsidiary) and, any Related Party, nor is any Related Party indebted to Metermaster or any Subsidiary in any amount whatsoever. The Related Party Contracts constitute all of the Contracts between Metermaster or a Subsidiary, on the one hand, and any Related Party who is a current or former employee or consultant, on the other hand, providing for employment, the provision of consulting services, compensation, benefits or the like. To Metermaster's best knowledge, no Related Party has any interest in any competitor, supplier or customer of Metermaster, except for immaterial interests in publicly held companies. "RELATED PARTY" means any shareholder, director or officer of Metermaster or of any of its Subsidiaries, or any spouse, parent, sibling or child of any of the foregoing and, with respect to the Party Shareholders, any of their Affiliates.

         4.21 PRODUCT AND SERVICE WARRANTIES. Metermaster passes through to its customers all applicable manufacturers' product or service warranties or guaranties. Copies or summaries of all forms of product or service warranties or guaranties extended directly by Metermaster with respect to the products sold or services performed by its business comprise SCHEDULE 4.21.

There are no outstanding claims or liabilities outside of the ordinary course of business with respect to Metermaster's products or services under any product warranty or guaranty or with respect to any product sold or service rendered by Metermaster.

         4.22 OTHER ASSETS. SCHEDULE 4.22 lists all other assets of Metermaster not included on any other Schedule, including prepaid expenses and deposits.

         4.23 METERMASTER INDEBTEDNESS. The aggregate amount of principal and accrued interest (but not any prepayment penalties) of all indebtedness of Metermaster outstanding as of the beginning of the day on January 21, 1999 is $2,585,805.

         4.24 [Intentionally Omitted]

         4.25 ENGINEERED SYSTEMS DIVISION. SCHEDULE 4.25 lists all of the assets and all of the liabilities comprising Metermaster's Engineered Systems Division, including the stated historical purchase prices of such assets. The information set forth on SCHEDULE 4.25 is not different from that set forth in the Due Diligence Information. At Closing, Metermaster will have no rights, and no liabilities or obligations whatsoever, with respect to the assets, liabilities or business conducted by the Engineered Systems Division.

         4.26 VOTE REQUIRED. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock outstanding on the record date for the vote, voting together as one voting group, is the only vote of the holders of Metermaster Stock necessary to approve this Agreement and the consummation of the Merger.

         4.27 BROKERS' AND FINDERS' FEES. Neither Metermaster nor any of Metermaster's shareholders, officers, directors, employees or agents has employed any broker or finder as to which Transmation, Sub or the Surviving Corporation would have any liability whatsoever for any brokerage fees, commissions or finders' fees in connection with the Merger.

         4.28     CERTAIN DUE DILIGENCE MATTERS.

                  (A) Metermaster together with all of its Subsidiaries and other Affiliates, on a consolidated basis, had neither net sales nor total assets in the amount of $25,000,000 or more for the fiscal year ended December 31, 1998.

                  (B) Except as Metermaster may have heretofore specifically disclosed to Transmation in writing, no officer or director of Metermaster has been informed by a third party that the consummation of the Merger would result in the loss of any significant customer, potential customer or vendor of Metermaster's business.

                  (C) With the exception of Raymond E. Grande and Robert A. Reese, Jr., all of the directors and officers of Metermaster are either (i) officers of Metermaster who are obligated to Metermaster under valid and enforceable non-disclosure agreements, or (ii) Party Shareholders.

         4.29 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of Metermaster made in this Agreement or in any Schedule or Closing certificate furnished or to be furnished to Transmation or Sub by or on behalf of Metermaster, nor any information contained in the due diligence information dated October 28, 1998 provided by Metermaster to Transmation, as subsequently modified orally or in writing (the "DUE DILIGENCE INFORMATION"), contains (or will when furnished contain) any untrue or misleading statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.


ARTICLE 5.  TRANSMATION'S REPRESENTATIONS AND WARRANTIES

         Transmation hereby represents and warrants to Metermaster, as of the date hereof, as of the Closing Date and as of immediately prior to the Effective Time, as follows:

         5.1 ORGANIZATION, STANDING AND POWER. Transmation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Transmation and Sub has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the Merger.

         5.2 AUTHORITY; BINDING OBLIGATIONS. Transmation's and Sub's respective execution and delivery of this Agreement, their compliance with the provisions hereof and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of Transmation and Sub, respectively, and this Agreement is valid and binding upon Transmation and Sub in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 NO CONFLICT. Neither the execution and delivery of this Agreement by Transmation or Sub, nor compliance by Transmation or Sub with any of the provisions hereof, nor the consummation of the Merger will: (a) conflict with or result in a breach of any provision of the respective certificates of incorporation or bylaws of Transmation or Sub; (b) result in a Violation of any Contract, Encumbrance or other instrument or obligation to which Transmation or Sub is a party or by which they or any of their respective properties or assets may be bound, except for certain credit agreements between Transmation and KeyBank National Association, with respect to which Transmation has obtained all necessary consents or waivers; or (c) result in a Violation of any Legal Requirement applicable to Transmation or Sub or any of their properties or assets. No consent, waiver or approval by, notice to or filing with any Person other than KeyBank National Association is required in connection with the execution and delivery of this Agreement by Transmation or Sub, compliance by Transmation or Sub with any of the provisions hereof or the consummation of the Merger.

         5.4 LEGAL PROCEEDINGS, ETC. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Transmation's best knowledge, threatened against or affecting Transmation or Sub or any of their assets which, if adversely determined, would adversely affect the ability of Transmation or Sub to consummate the Merger.

         5.5 BROKERS AND FINDERS. Neither Transmation, Sub nor any of their officers, directors, employees or agents has employed any broker or finder as to which Metermaster or the Record Holders would have any liability whatsoever for any brokerage fees, commissions or finders' fees in connection with the Merger.

         5.6 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of Transmation made in this Agreement or in any Schedule or Closing certificate furnished or to be furnished to Metermaster by or on behalf of Transmation or Sub, contains (or will when furnished contain) any untrue or misleading statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.


ARTICLE 6.  METERMASTER'S COVENANTS

         During the period from the date of this Agreement and continuing until the Effective Time, Metermaster agrees, for itself and its Subsidiaries, to perform as provided by this Article 6 (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that Transmation otherwise consents in writing).

         6.1 ORDINARY COURSE. Except for the Spin-Off, each of Metermaster and its Subsidiaries will: (a) carry on its business in substantially the same manner as has heretofore been conducted and not make any change in its personnel, operations, finance, accounting practices or policies or assets; (b) maintain its assets and all parts thereof in good working order and condition, ordinary wear and tear excepted; (c) perform all of its obligations under its Contracts (except that Metermaster may continue to pay its accounts payable late or otherwise outside of their payment terms to the extent that Metermaster's cash flow is insufficient to allow timely payment), and not enter into any Contract except in the ordinary course of business, nor cancel, modify adversely, assign, encumber or in any way discharge or terminate (other than by performance) any Contract; (d) not allow to occur or exist any event of default under any Contract to which it is a party, except for defaults under the loan documents evidencing Metermaster's financing arrangements with Congress Financial Corporation (Southern), and defaults under the payment terms of Contracts; (e) take all reasonable actions necessary and appropriate to obtain appropriate releases, consents, novations, estoppels and other instruments as Transmation may reasonably request; (f) neither cancel, nor allow to lapse nor make any change in the coverage of any insurance policy applicable to Metermaster, any of its Subsidiaries or any of their assets; (g) pay all Taxes as they become due, confer with Transmation prior to the filing of any Tax return or protest by it or any of its Subsidiaries and not take any position with respect to Taxes to which Transmation reasonably objects; (h) use its best efforts to maintain and preserve its business organization intact, retain employees (except for employment terminations in accordance with past practices), maintain business relationships with suppliers, customers and others consistent with the terms of such relationships, and take such other actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations at the Effective Time; (i) neither make offers of employment to any Persons for periods subsequent to the Effective Time (except for offers made in the ordinary course for employment on an at will basis), nor enter into any Employee Plan with respect thereto, nor incur or agree to incur any liability not in the ordinary course of business, except for those offers, Employee Plans and liabilities currently under negotiation and identified in
SCHEDULE 6.1; (j) neither adopt nor amend any Employee Plan; (k) not increase the compensation, in any form, payable or to become payable to any director, officer, employee, consultant or agent, except for employees' compensation increases in the ordinary course of business in accordance with existing personnel policies, or bonus compensation earned in conjunction with valid incentive agreements or otherwise disclosed to Transmation in the Due Diligence Information; (l) except as set forth in SCHEDULE 6.1, not incur any indebtedness or guarantee any indebtedness except in the ordinary course of business consistent with past practices, nor issue any debt securities; (m) not create or assume any Encumbrance upon any of its assets, irrespective of when acquired, other than Permitted Encumbrances; (n) neither acquire nor agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any portion of the assets of, or by any other manner, any Person; (o) neither make nor authorize any purchase order except in the ordinary course of business, nor any capital expenditure except as identified in SCHEDULE 6.1; (p) neither sell, lease, assign nor otherwise transfer or dispose of any assets (other than supplies), except in the ordinary course of business; (q) neither pay, prepay nor discharge any liability or obligation except as required pursuant to the terms thereof; (r) neither lose, surrender nor have revoked or limited any license, permit or other right granted by any Governmental Entity to operate Metermaster's business or any of its assets; (s) neither write off any Accounts Receivable or Inventories, nor increase or decrease the amount of reserves against any Accounts Receivable or Inventories, except for actions required by GAAP with respect to the Current Financial Statements; (t) neither alter nor revise any of its accounting principles, procedures, methods or practices; (u) neither amend, terminate nor waive any right, except in the ordinary course of business; and (v) not take any other action outside the ordinary course of business that would adversely affect the business operations of Metermaster or any of its Subsidiaries, or of the Surviving Corporation immediately after the Effective Time. Notwithstanding the foregoing, Metermaster makes no representation or warranty that its business operations and prospects will not deteriorate between the date of this Agreement and the Closing Date.

         6.2 DIVIDENDS; CHANGES IN STOCK. Metermaster will not: (a) declare or pay any dividends, whether in cash, stock or otherwise, nor make any other distributions or returns on capital in respect of any Metermaster Stock, except for the Spin-Off; (b) split, combine, reclassify or recapitalize any Metermaster Stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Metermaster Stock; or
(c) repurchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of Metermaster Stock.

         6.3 ISSUANCE OF SECURITIES. Metermaster will not, nor will it permit any of its Subsidiaries to: (a) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock or Voting Debt or any securities convertible into any such shares, Voting Debt or convertible securities; or (b) grant any Stock Rights.

         6.4 GOVERNING DOCUMENTS. Neither Metermaster nor any of its Subsidiaries will amend or propose to amend its articles of incorporation or bylaws.

         6.5 SPIN-OFF. Prior to the Closing Date, Metermaster will transfer all assets and liabilities comprising its Engineered Systems Division, so that at Closing Metermaster will have no rights or obligations whatsoever with respect thereto or to the business conducted by the Engineered Systems Division (the "SPIN-OFF").

         6.6 TERMINATION OR ASSIGNMENT OF CERTAIN CONTRACTS.

                  (A) At Closing, and subject to Transmation's payment of the Estimated Aggregate Merger Consideration as provided by Section 2.2, Metermaster will effectively terminate each of the Related Party Contracts with the consent of the other party thereto.

                  (B) Transmation will pay all rent and other occupancy expenses coming due between the Closing Date and March 31, 1999 pursuant to the lease dated August 9, 1995 between Metermaster and Trans-FABU, L.P., as successor to the original lessor (the "MARIETTA LEASE"). The Party Shareholders will use their best efforts to relet the premises subject to the Marietta Lease effective April 1, 1999 for the remainder of the lease term of the Marietta Lease. To the extent that Transmation bears any expenses (including rent, utilities, insurance, Taxes, common area maintenance and the like) relating to the Marietta Lease from and after April 1, 1999, Transmation will direct the Escrow Agent to pay the amount thereof to Transmation out of the Lease Escrow Account. If the premises subject to the Marietta Lease are not relet on or before December 31, 1999, then Transmation will direct the Escrow Agent to pay to Transmation out of the Lease Escrow Account all expenses incurred by Transmation to terminate the Marietta Lease. On the earlier of (i) Transmation's receipt of evidence, reasonably satisfactory to Transmation, that the lessor under the Marietta Lease has released Metermaster and Transmation from all liability under the Marietta Lease, or (ii) September 30, 2000, Transmation will direct the Escrow Agent to pay out to the Record Holders the amount of the balance then remaining in the Lease Escrow Account.

         6.7 CERTAIN EMPLOYEE-RELATED MATTERS. Transmation will cause Metermaster to continue with respect to its then-current employees the Employee Plans set forth in SCHEDULE 4.17 (other than Related Party Contracts) through February 28, 1999, or such later date as Transmation determines. Transmation will cause Metermaster to offer group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, and to provide severance, to all employees of Metermaster who are then entitled thereto as a result of any termination of employment after Closing.

         6.8 ADVICE OF CHANGES. Metermaster will confer on a regular and frequent basis with Transmation, report on all operational matters, including business plans, sales and contract negotiations, and promptly advise Transmation orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, an adverse effect on Metermaster or any of its Subsidiaries or on the ability of Metermaster to perform its obligations hereunder. Except as may otherwise be set forth in writing signed by the Transmation and Metermaster, Metermaster acknowledges that Transmation does not and will not waive any rights it may have under this Agreement as a result of such consultations, nor will Transmation be responsible for any decisions made by Metermaster's officers and directors with respect to matters which are the subject of such consultation.

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




         6.9 ACCESS. Metermaster and its Subsidiaries will afford to the authorized representatives and agents of Transmation full and complete access to the employees and other personnel of Metermaster and its Subsidiaries, to the customers, vendors and other third parties having business relationships with Metermaster and its Subsidiaries, and to the assets and the books, records and other information of Metermaster and its Subsidiaries, including the right to inspect the same and conduct audits and verifications thereof; provided, however, that: (a) Transmation has first provided reasonable notice of such access and inspection and conducts the same during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of Metermaster and its Subsidiaries; and (b) no such access or inspection by Transmation will limit the effect of Metermaster's representations and warranties contained in this Agreement.

         6.10 EXCLUSIVITY. Metermaster will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by any of its Subsidiaries to, initiate, solicit, encourage (by way of furnishing information or otherwise), negotiate or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business or assets of Metermaster and its Subsidiaries, or any portion of the capital stock of Metermaster, whether by merger, consolidation, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof, nor entertain, agree to, endorse, participate in any discussions or negotiations or recommend any such transaction. In the event that Metermaster, any of its Subsidiaries or any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives receives any inquiries, proposals or offers as contemplated by this Section 6.10, Metermaster will promptly inform Transmation as to that fact and furnish to Transmation the specifics thereof.

         6.11 SHAREHOLDERS' APPROVAL. The Board of Directors of Metermaster will call a special meeting of the holders of Metermaster Stock for the purpose of considering and voting to approve this Agreement, or seek to obtain such approval by unanimous written consent. The Board of Directors of Metermaster will, subject to their fiduciary duties under the laws of the State of Georgia, recommend that Metermaster's shareholders approve this Agreement, and will not condition its recommendation on any basis other than the terms and conditions of this Agreement. Metermaster will deliver to Transmation promptly (and in all events prior to Closing) a certificate of the Secretary of Metermaster certifying the number of shares of Metermaster Stock as to which written notices of intent to demand payment were delivered prior to the vote thereon in accordance with section 14-2-1321 of the GBCC and which were not voted in favor of approval of this Agreement, such certificate to include the names, mailing addresses and number of shares owned of record by each Record Holder who has delivered such a notice.

         6.12 NOTICES TO AND CONSENTS OF THIRD PARTIES. Metermaster will in a timely fashion give all notices to and make all filings with all Governmental Entities and other Persons required to be given or made by Metermaster or any Subsidiary under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement. Metermaster will use its best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents, waivers or novations of all

Governmental Entities and other Persons required to be obtained by Metermaster or any Subsidiary under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement, and to assist Transmation in obtaining the consents and waivers referred to in
Section 8.1.


ARTICLE 7.  PARTY SHAREHOLDERS' COVENANTS

         In consideration of all of the covenants, agreements and obligations undertaken by Transmation and Sub pursuant to this Agreement, each Party Shareholder agrees for the benefit of Transmation and the Surviving Corporation as provided by this Article 7.

         7.1 VOTING ON THE MERGER. Each Party Shareholder agrees to vote all shares of Metermaster Stock owned directly or indirectly by him in favor of approval of this Agreement and the consummation of the Merger.

         7.2 CURRENT FINANCIAL STATEMENTS; AUDITORS' CONSENTS. On or before March 10, 1999, the Party Shareholders will cause to be delivered to Transmation, at the Record Holders' expense, the Current Financial Statements and the consent of Auditors to the inclusion of its reports on the Historical Financial Statements and the Current Financial Statements in one or more filings by Transmation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         7.3 NON-DISCLOSURE. Each Party Shareholder acknowledges that Transmation and Metermaster are engaged in a highly competitive industry, that such Party Shareholder has knowledge of the operations of Metermaster's business, and that details of the operations of Metermaster's business constitute valuable confidential information, the disclosure of which to a competitor of Transmation would diminish the value of the Surviving Corporation to Transmation. Therefore, each Party Shareholder covenants that he will not, directly or indirectly, at any time disclose any information concerning the customers, vendors, suppliers, price lists, catalogs, products, operations, procedures, sales techniques or other information of Metermaster or its Subsidiaries to any Person not specifically authorized in writing by Transmation to have such information. Each Party Shareholder acknowledges that the restrictive covenant contained in this Section 7.3 is necessary to preserve the value of the Surviving Corporation, is an essential element of this Agreement and is reasonable notwithstanding the expense or hardship it may impose on such Party Shareholder, and each Party Shareholder agrees that he has received pursuant to this Agreement fair and adequate consideration for making such restrictive covenant. Each Party Shareholder agrees that if any of the provisions of this Section 7.3 are or become unenforceable, the remainder of this Section 7.3 will nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit hereof.

         7.4 NON-COMPETITION. Jones and Mellon each further acknowledges that the usual and natural territory of Metermaster's business is and has been those customers worldwide who purchase or maintain electronic test or measurement instrumentation or purchase modification, calibration or repair services, and that the value of the Surviving Corporation would be seriously diminished if he were to compete with Transmation or the Surviving Corporation in such territory. Therefore, Jones and Mellon each covenants that for a period of one year from and after the Closing Date:

                  (A) he will not, directly or indirectly, solicit in any manner any business competitive with the business of Metermaster from any Person which is a customer of Metermaster on the date hereof or on the Closing Date; and

                  (B) he will not, within the territory described in this
         Section 7.4, directly or indirectly compete with the Surviving Corporation or become an interested party, as shareholder, director, employee, partner, investor or otherwise, in any Person which competes with Transmation or the Surviving Corporation.

Jones and Mellon each acknowledges that the restrictive covenants contained in this Section 7.4 are necessary to preserve the value of the Surviving Corporation, are essential elements of this Agreement and are reasonable notwithstanding the expense or hardship they may impose on him, and Jones and Mellon each agrees that he has received pursuant to this Agreement fair and adequate consideration for making such restrictive covenants. Jones and Mellon each agrees that if any of the provisions of this Section 7.4 are or become unenforceable, the remainder of this Section 7.4 will nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit hereof.


ARTICLE 8.  TRANSMATION'S COVENANTS

         8.1 NOTICES TO AND CONSENTS OF THIRD PARTIES. Transmation will in a timely fashion give all notices to and make all filings with all Governmental Entities and other Persons required to be given or made by Transmation under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement. Transmation will use its best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all Governmental Entities and other Persons required to be obtained by Transmation under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement, and to assist Metermaster in obtaining the consents, waivers and novations referred to in Section 6.12.

         8.2 DUE DILIGENCE. Transmation will use its best efforts to conduct and complete its due diligence investigation of Metermaster and Metermaster's business as soon as reasonably practicable after the date hereof.


ARTICLE 9.  INDEMNIFICATION

         9.1 INDEMNIFICATION. Transmation and the Surviving Corporation, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "INDEMNIFIED PARTIES"), will be indemnified and held harmless, as provided by this Article 9, from and after the Closing Date, from, against and in respect of all Losses arising out of:

                           (A) any failure or breach of any representation or
                  warranty, or any breach or nonfulfillment of any covenant or agreement, of Metermaster or any Party Shareholder made in this Agreement; or

                           (B) any Related Party Contract; or

                           (C) any prepayment penalties on any indebtedness of
                  Metermaster outstanding on the Closing Date; or

                           (D) any Accounts Receivable of Metermaster which
                  remain uncollected on December 1, 1999, to the extent that the aggregate amount of such Accounts Receivable exceeds $65,000; or

                           (E) any act of commission or omission of Metermaster,
                  its Subsidiaries, or their respective shareholders, directors, employees, officers, agents or independent contractors prior to the Closing Date.

         9.2      INDEMNIFICATION PROCEDURE.

                  (A) If any Indemnified Party asserts one or more claims for indemnification, which claims must be asserted, if at all, on or before December 31, 1999, each such claim will be satisfied, as provided by the Escrow Agreement, out of the Long-Term Escrow Account and/or the Lease Escrow Account, and only to the extent thereof. Other than to the extent of such Record Holder's rights to the Aggregate Merger Consideration in escrow, no Record Holder will have any liability to any Indemnified Party with respect to any such indemnification.

                  (B) In the absence of fraud, and except for non-monetary equitable relief, if Closing occurs, indemnification pursuant to the provisions of this Article 9 will be the sole and exclusive remedy of the Indemnified Parties for any breach of any representation, warranty or covenant contained in this Agreement. The indemnification obligations provided by this Article 9 are subject to the limitation that the Indemnified Parties may make no claim for indemnification hereunder unless the total Losses would exceed $50,000 in the aggregate, and then indemnification will be available only to the extent of such excess. The parties acknowledge and agree that to the extent not paid out in satisfaction of Losses for which indemnification is available, or as provided by
Section 2.3(d), the funds in the Long-Term Escrow Account will be paid out to the Record Holders as provided by the Escrow Agreement.


ARTICLE 10.  CONDITIONS TO PARTIES' OBLIGATIONS

         10.1 CONDITIONS TO TRANSMATION'S OBLIGATIONS. The obligations of Transmation and Sub to complete the Merger will be subject, at Transmation's election, to satisfaction on or before the Closing Date of each of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES: all representations and warranties of Metermaster contained in this Agreement, and all information contained in each Schedule, will be true and correct (and, in the case of any Schedule, complete) in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Transmation will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Metermaster;

                  (B) PRE-CLOSING OBLIGATIONS: Metermaster and each Party Shareholder will have performed in all material respects all obligations required to be performed by it or him hereunder on or before the Closing Date, the performance of which has not been waived by Transmation, and Transmation will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Metermaster;

                  (C) DUE AUTHORIZATION: Metermaster's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of the Merger will have been duly and validly authorized by all necessary corporate action on the part of Metermaster, including Shareholder Approval, and Transmation will have received a duly certified copy of all actions taken by Metermaster's Board of Directors and shareholders effecting the same;

                  (D) METERMASTER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in SCHEDULE 4.4 will have been given, made or obtained, as the case may be, by Metermaster, and Transmation will have received a true copy of each thereof;

                  (E) TRANSMATION'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Section 5.3 will have been given, made or obtained, as the case may be, by Transmation;

                  (F) TRANSMATION'S DUE DILIGENCE: Transmation will have completed its due diligence investigation of Metermaster and, as a result thereof, there is no material adverse change of any material fact from that heretofore represented, whether orally or in writing, to Transmation by Metermaster; provided, however, that, except as otherwise provided by Sections 11.1(d) or 11.1(e), neither a further deterioration in Metermaster's ability to pay its accounts payable in a timely fashion, nor the decision of employees not to continue employment with Metermaster, nor the loss or potential loss of any key customers or vendors, will be deemed to be such a material adverse change;

                  (G) DISSENTERS: Prior to the taking of the vote on the Merger, written notices of intent to demand payment in accordance with section 14-2-1321 of the GBCC will not have been delivered with respect to more than 10 percent of the outstanding shares of Metermaster Stock;

                  (H) NO BAR: there will not be in effect any judgment, decree or order of, or position taken by, any Governmental Entity of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any Legal Requirement have been enacted or any action taken thereunder, which would,

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



         in Transmation's reasonable judgment, restrain or prohibit, make illegal, or subject Transmation to material damage as a result of, the consummation of the Merger;

                  (I) FURTHER CLOSING DOCUMENTS: Metermaster will have delivered to Transmation the following documents and instruments:

                           (I) the Escrow Agreement, duly executed by the Party Shareholders and by the Escrow Agent;

                           (II) a copy of the articles of incorporation of
                  Metermaster and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Georgia;

                           (III) certificates of the Secretary of State of
                  Georgia, and of each jurisdiction listed in SCHEDULE 4.1, each attesting to the good standing or existence of Metermaster and each of its Subsidiaries in such jurisdiction as of a date reasonably proximate to the Closing Date;

                           (IV) evidence, in form reasonably satisfactory to
                  counsel to Transmation, of termination of each Related Party Contract;

                           (V) evidence, in form reasonably satisfactory to
                  counsel to Transmation, that Metermaster has all rights to the registered trademark and service mark "Metermaster";

                           (VI) evidence, in form reasonably satisfactory to
                  counsel to Transmation, of termination of each loan obligation of Metermaster outstanding on the Closing Date, together with a customary general release of Metermaster with respect thereto;

                           (VII) Non-Disclosure Agreements, in substantially
                  the form of Section 7.3, duly executed by Raymond E. Grande and Robert A. Reese, Jr.;

                           (VIII) a landlord's waiver, in form reasonably
                  satisfactory to KeyBank National Association, duly executed by the respective lessors under the Marietta Lease and Metermaster's leases in Chicago, Cleveland, Detroit, Anaheim, Tempe and St. Louis, unless receipt of any of such landlord's waivers is waived by KeyBank National Association; and

                           (IX) a personal property search, in form reasonably
                  satisfactory to counsel to Transmation, made by a search agency acceptable to Transmation, indicating that as of a date reasonably proximate to the Closing Date there are no Encumbrances or judgments of record against Metermaster or its Subsidiaries, except for Permitted Encumbrances and Encumbrances securing obligations of less than $5,000 in the aggregate;


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



                  (J) OPINION OF COUNSEL: Transmation will have received an opinion addressed to Transmation, dated the Closing Date, of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Metermaster, in form and substance reasonably satisfactory to Transmation, to the effect that: (i) each of Metermaster and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted; (ii) Metermaster has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the Merger; (iii) this Agreement has been duly and validly authorized, executed and delivered by Metermaster and by each Party Shareholder, and this Agreement constitutes a legal, valid and binding obligation of Metermaster and each Party Shareholder, enforceable against them in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); (iv) the authorized capital stock of Metermaster consists entirely of 2,000,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock, 200,000 shares of Series I Preferred Stock and 500 shares of Series II Preferred Stock; (v) to the knowledge of such counsel based upon the stock records of Metermaster provided to such counsel, on the Closing Date, 24,000 shares of Class A Common Stock, no shares of Class B Common Stock, 8,000 shares of Series I Preferred Stock, and 500 shares of Series II Preferred Stock are issued and outstanding, no shares of Metermaster Stock are held by Metermaster in its treasury, no shares of Metermaster Stock are reserved for issuance for any purpose, no shares of Metermaster Stock are held of record by any of Metermaster's Subsidiaries and, to such counsel's knowledge, no Voting Debt is issued or outstanding; (vi) to such counsel's knowledge, except for this Agreement, no Person has any Stock Rights; (vii) to such counsel's knowledge, all outstanding shares of Metermaster Stock are validly issued, fully paid and non-assessable, and consummation of the Merger does not give rise to any preemptive rights not previously waived; (viii) the execution and delivery of this Agreement by Metermaster does not, and the consummation of the Merger and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (A) the articles of incorporation or bylaws of Metermaster or any of its Subsidiaries; (B) any Contract listed on SCHEDULE 4.14(A) (other than purchase orders from customers or to vendors) which is governed by the laws of Georgia, except for Contracts which are listed on SCHEDULE 4.4; or (C) any Legal Requirement applicable to Metermaster, any of its Subsidiaries or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of Metermaster and its Subsidiaries; and (ix) to such counsel's knowledge without independent investigation, except as disclosed in SCHEDULE 4.15, there is no action, suit, proceeding, arbitration or investigation pending against Metermaster or any of its Subsidiaries, nor is there any judgment, injunction or decree, rule or order of any Governmental Entity or arbitrator outstanding against Metermaster or any of its Subsidiaries; provided, however, that such opinion will only extend to the effect of the laws of the jurisdictions in which such firm is licensed to practice; and

                  (K) OTHER MATTERS: Transmation will have received such other instruments and documents as will have been reasonably requested by counsel to Transmation within a reasonable time on or before the Closing Date.

         10.2 CONDITIONS TO METERMASTER'S OBLIGATIONS. The obligations of Metermaster and the Party Shareholders to complete the transactions provided for herein will be subject, at Metermaster's election, to satisfaction on or before the Closing Date of each of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES: all representations and warranties of Transmation contained in this Agreement will be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Metermaster will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer of Transmation;

                  (B) PRE-CLOSING OBLIGATIONS: Transmation will have performed in all material respects all obligations required to be performed by it hereunder on or before the Closing Date, the performance of which has not been waived by Metermaster, and Metermaster will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer of Transmation;

                  (C) DUE AUTHORIZATION: each of Transmation's and Sub's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of the Merger will have been duly and validly authorized by all necessary corporate action on the part of Transmation and Sub, and Metermaster will have received a duly certified copy of all actions taken by Transmation's Board of Directors and Sub's Board of Directors and sole shareholder effecting the same;

                  (D) METERMASTER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in SCHEDULE 4.4 will have been given, made or obtained, as the case may be, by Metermaster;

                  (E) TRANSMATION'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Section 5.3 will have been given, made or obtained, as the case may be, by Transmation, and Metermaster will have received a true copy of each thereof;

                  (F) NO BAR: there will not be in effect any judgment, decree or order of, or position taken by, any Governmental Entity of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any Legal Requirement have been enacted or any action taken thereunder, which would, in Metermaster's reasonable judgment, restrain or prohibit, make illegal, or subject Metermaster to material damage as a result of, the consummation of the Merger;

                  (G) FURTHER CLOSING DOCUMENTS: Transmation will have delivered to Metermaster the following documents and instruments:

                           (I) the Escrow Agreement, duly executed by
                  Transmation and by the Escrow Agent;

                           (II) a copy of the certificates of incorporation of
                  Transmation and of Sub, including all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretaries of State of Ohio and New York, respectively;

                           (III) a certificate of the Secretary of State of
                  Ohio, attesting to the good standing of Transmation in Ohio, and a certificate of the Secretary of State of New York, attesting to the good standing of Sub in New York, each as of a date reasonably proximate to the Closing Date; and

                           (IV) the Estimated Aggregate Merger Consideration,
                  payable as provided by Section 2.2;

                  (H) OPINION OF COUNSEL: Metermaster will have received an opinion addressed to Metermaster, dated the Closing Date, of Harter, Secrest & Emery LLP, counsel to Transmation, in form and substance reasonably satisfactory to Metermaster, to the effect that: (i) each of Transmation and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted; (ii) each of Transmation and Sub has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the Merger; (iii) this Agreement has been duly and validly authorized, executed and delivered by each of Transmation and Sub, and this Agreement constitutes a legal, valid and binding obligation of each of Transmation and Sub, enforceable against it in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iv) the execution and delivery of this Agreement by Transmation and by Sub does not, and the consummation of the Merger and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (A) the certificates of incorporation or bylaws of Transmation or of Sub; (B) any Contract known to such counsel and applicable to Transmation, Sub or any of their respective assets; or (C) any Legal Requirement applicable to Transmation, Sub or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of Transmation and its Subsidiaries taken as a whole; provided, however, that such opinion will only extend to the effect of the laws of the jurisdictions in which such firm is licensed to practice; and

                  (I) OTHER MATTERS: Metermaster will have received such other instruments and documents as will have been reasonably requested by counsel to Metermaster within a reasonable time on or before the Closing Date.


ARTICLE 11.  TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to Closing, as follows:

                  (A) by the mutual consent of Transmation and Metermaster; or

                  (B) by Transmation, upon notice to Metermaster, if (without any breach by Transmation or Sub of any of its obligations hereunder) compliance with any condition set forth in Section 10.1 becomes impossible, and such failure of compliance is not waived by Transmation; or

                  (C) by Metermaster, upon notice to Transmation, if (without any breach by Metermaster or any Party Shareholder of any of its or his obligations hereunder) compliance with any condition set forth in
         Section 10.2 becomes impossible, and such failure of compliance is not waived by Metermaster; or

                  (D) by Transmation, upon notice to Metermaster, if between the date hereof and the Closing Date employees of Metermaster terminate their employment such that Metermaster no longer meets the minimum staffing requirements set forth in SCHEDULE 11.1; or

                  (E) by Transmation, upon notice to Metermaster, if between the date hereof and the Closing Date:

                           (I) there has occurred (or been discovered) any
                  event, condition or change in the operations of Metermaster's business, or in the financial condition, assets, liabilities (contingent or otherwise), income or backlog of Metermaster (other than those resulting from inclement weather or from the termination by employees of their employment with Metermaster), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the use or value of Metermaster's business or assets; or

                           (II) any one or more representations or warranties of
                  Metermaster contained in this Agreement, or any information contained in any Schedule, is not true and correct (or, in the case of any Schedule, complete) in any respect as of the date hereof and as of the Closing Date, or there is an adverse change, between the date of original delivery thereof and the Closing Date, in the contents of any Schedule;

         and the reasonably anticipated aggregate ongoing effect thereof on the operations and financial condition of the Surviving Corporation after the Effective Time exceeds $250,000; or

                  (F) by Transmation or by Metermaster, upon notice to the other, at any time after February 8, 1999 (or such later date as Transmation and Metermaster may mutually agree in writing).

In the event of any termination as provided by this Section 11.1, this Agreement will thereupon become void and of no effect, without any liability on the part of either party to the other.


ARTICLE 12.  FURTHER COVENANTS

         12.1 TAXES ON TRANSACTION. All Taxes payable by reason of the consummation of the Merger will be paid by Metermaster, as contemplated by
Section 2.2(d), or by the Record Holders out of the Escrow Accounts.

         12.2 EXPENSES OF THE PARTIES. Except as otherwise expressly provided in this Agreement, all expenses involved in the preparation, negotiation, authorization and consummation of this Agreement and the Merger, including all fees and expenses of agents, representatives, counsel and accountants, will be borne solely by the party which has incurred the same, and no other party will have any responsibility with respect thereto; provided, however, that such expenses of Metermaster will be paid by Metermaster, as contemplated by Section 2.2(d), or by the Record Holders.

         12.3 CONFIDENTIALITY. Except for (a) necessary disclosure to such party's directors, officers, employees, counsel, accountants, bankers and other agents, (b) the disclosure contemplated by Sections 6.12 and 8.1, and (c) disclosures deemed appropriate by Transmation, upon the advice of counsel, under federal securities laws and regulations, each party will keep the provisions of this Agreement confidential both prior and subsequent to the Closing Date. Without limiting the generality of the foregoing, neither party will make any press release or advertisement with respect to the Merger without the prior consent of the other party, unless the disclosing party determines, upon the advice of counsel, that such action is required by law. The terms of a certain Confidentiality Agreement dated October 9, 1998 between Transmation and Metermaster are incorporated herein by reference as if set forth herein in full.

         12.4 FURTHER ASSURANCES. Each party will cooperate with the other, take such further action, and execute and deliver such further documents, as may be reasonably requested by the other party in order to carry out the terms and purposes of this Agreement. Without limiting the generality of the foregoing, Transmation may file an election under section 338 of the Code in connection with the Merger and, if made, from and after the Closing Date no other party will take any position on audit or in litigation which is inconsistent with such election by Transmation.

         12.5 POST-CLOSING ACCESS TO INFORMATION. Transmation acknowledges that subsequent to Closing the Record Holders may need access to information or documents in the control or possession of Transmation or the Surviving Corporation for the purposes of audits, compliance with Legal Requirements, the prosecution or defense of claims, compliance with the terms of this Agreement, or for other legitimate purposes. Accordingly, subsequent to Closing Transmation will make available to the Record Holders and their agents, upon reasonable notice, under reasonable conditions and upon reimbursement of Transmation for all costs reasonably and actually incurred in connection therewith, such documents and information in respect of Metermaster to the extent necessary to facilitate the purposes described in this Section 12.5.


ARTICLE 13.  IN GENERAL

         13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The several representations, warranties and covenants of the parties herein contained will survive the Closing Date through December 31, 1999, except that: (a) to the extent that any representation, warranty or covenant is the subject of a claim for indemnification under Article 9 which is asserted on or before December 31, 1999, such representation, warranty and covenant will survive until such claim is resolved as provided by the Escrow Agreement; and (b) the covenants of the parties and other provisions herein contained which by their terms are to be performed after the Closing Date will survive the Closing Date until they are performed. All such representations, warranties, covenants and provisions will be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations, warranties, covenants and provisions are made.

         13.2 AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by Transmation and by Metermaster and the Record Holders holding a majority in interest of the outstanding Common Stock. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

         13.3 ASSIGNMENT. No party will assign or attempt to assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, without such consent, but upon notice to Metermaster, Transmation or Sub may assign all of its rights hereunder to any Subsidiary of Transmation so designated by Transmation, in which event the term "Transmation" or "Sub" as used herein will mean and include such Subsidiary; provided, however, that any such assignment will not relieve Transmation of any of its obligations hereunder.

         13.4 NOTICES, ETC. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder will be in writing and will be sent either by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows:

If to Transmation:                  Transmation, Inc.
                                    10 Vantage Point Drive
                                    Rochester, New York 14624
                                    Attention: Eric W. McInroy, President

                                    Fax:  (716) 352-7788

   with a copy to:                  Harter, Secrest & Emery LLP
                                    700 Midtown Tower
                                    Rochester, New York  14604-2070
                                    Attention: Susan Mascette Brandt, Esq.

                                    Fax:  (716) 232-2152

If to Metermaster, the              Stuart W. Jones
Party Shareholders or the           109 Radford Circle
Shareholders' Representative:       Marietta, Georgia 30060

                                    Fax:  (770) 432-8011

   with a copy to:                  Nelson Mullins Riley & Scarborough, L.L.P.
                                    First Union Plaza, Suite 1400
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309-3964
                                    Attention: Charles D. Vaughn, Esq.

                                    Fax:  (404) 817-6050

Each such notice and other communication given by mail will be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication given by telex, telecopier or facsimile machine will be deemed to have been given when it is so transmitted and the appropriate answerback is received. Any party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 13.4.

         13.5 INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against any party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

         13.6 BINDING EFFECT. Subject to the provisions of Section 13.3, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any Person not a party hereto.

         13.7 GOVERNING LAW. Except to the extent that the GBCC is applicable to the Merger, this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         13.8 EFFECT OF AGREEMENT. This Agreement sets forth the entire understanding of the parties, and supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

         13.9 HEADINGS; COUNTERPARTS. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, as amended and restated, on the respective dates first written above.

                                       TRANSMATION, INC.


                                        By:  /s/ Eric W. McInroy
                                           -----------------------------------
                                             Eric W. McInroy
                                             President and Chief Executive
                                               Officer


                                        MM ACQUISITION CORP.


                                        By:  /s/ Eric W. McInroy
                                           -----------------------------------
                                             Eric W. McInroy
                                             President and Chief Executive
                                               Officer


                                       METERMASTER INC.


                                        By:  /s/ Stuart W. Jones
                                           -----------------------------------
                                             Stuart W. Jones
                                             Chief Executive Officer



                                             /s/ Stuart W. Jones
                                             ----------------------------------
                                             STUART W. JONES



                                             /s/ William L. Hooper
                                             ---------------------------------
                                             WILLIAM L. HOOPER



                                             /s/ John W. Mellon
                                             ----------------------------------
                                             JOHN W. MELLON



                                             /s/ Walter R. Young, Jr.
                                             ---------------------------------
                                             WALTER R. YOUNG, JR.

                         TABLE OF EXHIBITS AND SCHEDULES


* Exhibit A                  Form of Escrow Agreement

* Schedule 1.0               Permitted Encumbrances
* Schedule 2.1               Merger Consideration
* Schedule 2.3               Closing Balance Sheet
* Schedule 4.1               Subsidiaries, Foreign Qualifications, Etc.
* Schedule 4.2               Holders of Metermaster Stock
* Schedule 4.4               Conflicts; Required Consents, Notices, Etc.
* Schedule 4.5(a)            Historical Financial Statements
* Schedule 4.5(b)            Unaudited Financial Statements
* Schedule 4.7               Changes Since December 31, 1997
* Schedule 4.10              Tangible Property
* Schedule 4.11              Inventories
* Schedule 4.12              Accounts Receivable
* Schedule 4.13              Intellectual Property
* Schedule 4.14(a)           Contracts
* Schedule 4.14(b)           Backlog
* Schedule 4.15              Legal Proceedings, Etc.
* Schedule 4.16(a)           Employment Matters
* Schedule 4.16(b)           Employment Terminations
* Schedule 4.16(c)           Compliance with Employment Laws
* Schedule 4.17              Employee Plans
* Schedule 4.18              Environmental Matters
* Schedule 4.19              Tax Matters
* Schedule 4.20              Related Party Contracts
* Schedule 4.21              Product and Service Warranties
* Schedule 4.22              Other Assets
* Schedule 4.25              Engineered Systems Division
* Schedule 6.1               Actions Prior to Closing
* Schedule 11.1              Transmation's Minimum Staffing Requirements

* OMITTED EXHIBITS AND SCHEDULES

UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS AND SCHEDULES.

                             INDEX OF DEFINED TERMS

                                                                            PAGE

Accounts Receivable............................................................1
Adjustment Amount .............................................................7
Affiliate......................................................................1
Aggregate Merger Consideration.................................................5
Agreement......................................................................1
Articles.......................................................................5
Auditors.......................................................................1
Closing........................................................................2
Closing Balance Sheet..........................................................2
Closing Date...................................................................8
Code...........................................................................2
Common Stock...................................................................1
Constituent Corporations.......................................................2
Contracts......................................................................2
Converted Shares..............................................................10
Current Financial Statements...................................................2
Dissenter......................................................................2
Due Diligence Information.....................................................23
Effective Time.................................................................9
Employee Plans................................................................18
Encumbrances...................................................................2
Environmental Laws or Regulations.............................................20
ERISA..........................................................................2
Escrow Accounts ...............................................................2
Escrow Agent...................................................................2
Escrow Agreement...............................................................2
Estimated Aggregate Merger Consideration.......................................6
Exhibits.......................................................................5
GAAP...........................................................................2
GBCC...........................................................................3
Governmental Entity............................................................3
Hazardous Substances..........................................................20
Historical Financial Statements................................................3
includes, including............................................................5
Indemnified Parties...........................................................29
Intellectual Property..........................................................3
Inventories....................................................................3
IRS............................................................................3
Jones..........................................................................1
Lease Escrow Account...........................................................3
Legal Requirements.............................................................3
Long-Term Escrow Account.......................................................3
Losses            .............................................................3

Mellon.........................................................................1
Merger.........................................................................1
Merger Consideration...........................................................5
Metermaster....................................................................1
Metermaster Stock .............................................................1
Party Shareholders.............................................................1
Permitted Encumbrances.........................................................4
Person.........................................................................4
Preferred Stock................................................................1
Record Holder..................................................................4
Related Party.................................................................21
Related Party Contracts........................................................4
Schedules......................................................................5
Sections.......................................................................5
Series I Preferred Stock.......................................................1
Series II Preferred Stock......................................................1
Shareholder Approval...........................................................4
Shareholders' Representative...................................................4
Short-Term Escrow Account......................................................4
Spin-Off......................................................................26
Stock Rights..................................................................12
Sub............................................................................1
Subsidiary.....................................................................4
Surviving Corporation..........................................................4
Taxes..........................................................................4
Transmation ...................................................................1
Unaudited Financial Statements.................................................4
Violation .....................................................................4
Voting Debt....................................................................5